Exhibit 99.1

Tattooed Chef Enters into Agreements to Acquire New Mexico Food Distributors, Inc. and Karsten Tortilla Factory, LLC

Will Expand Manufacturing Capacity and Product Portfolio with Full Array of Mexican Plant-Based Foods

Transactions Expected to Close in Early May

Company Updates 2021 Outlook

PARAMOUNT, Calif., May 3, 2021 -- Tattooed Chef, Inc. (Nasdaq: TTCF) (“Tattooed Chef” or the “Company”), a leader in plant-based foods, today announced it has entered into agreements to acquire New Mexico Food Distributors, Inc. and Karsten Tortilla Factory, LLC (collectively referred to as “Foods of New Mexico”) for approximately $35 million in cash. The transactions have been unanimously approved by Tattooed Chef’s Board of Directors. Tattooed Chef expects to close the transactions in early May, subject to customary closing conditions.

Founded in 1987 and headquartered in Albuquerque, New Mexico, Foods of New Mexico is a prepared food company that produces ready-to-eat Mexican food items for both retail and food service. Foods of New Mexico’s facility in Albuquerque currently produces Mexican foods including quesadillas, burritos, and other handheld items, as well as sauces. The second facility in Karsten is a brand new facility that will enable us to have extensive tortilla manufacturing capabilities.

“We are thrilled to announce the acquisition of Foods of New Mexico,” said Sam Galletti, President and CEO of Tattooed Chef. “We have seen tremendous growth in the Tattooed Chef brand and these two facilities will allow us to diversify our product lines and significantly increase our manufacturing capabilities to capitalize on the $20 billion Hispanic/Southwest Food sector and beyond. We will be immediately addressing the $1 billion Frozen Mexican Food category once the transactions close. At full capacity, we believe Foods of New Mexico can contribute up to $200 million annually in revenue in the next two to three years and create significant value for all our stakeholders.”

“Foods of New Mexico has many of the qualities we were looking for in the next potential target: capacity, expanding product portfolio capabilities, and entering new categories,” said Sarah Galletti, Chief Creative Officer and the “Tattooed Chef.” “We see an opportunity to introduce nostalgic innovation into the plant-based food space and we believe we can leverage Foods of New Mexico’s manufacturing capabilities to do so. We are confident in creating new products, pushing past our existing product line and into new spaces and we are comfortable producing food in any category. We have a pipeline of different and innovative ideas we can’t wait to share in the coming months such as alternative tortillas using plant-based ingredients. We also plan to introduce innovative meals and snacks, in both frozen and ambient. Get ready, this is an exciting time at Tattooed Chef, and we are just getting started.”

“Tattooed Chef has a reputation for innovation, quality, safety and great leadership and we are excited about the future growth prospects of the business,” said Dennis Carpenter, President of New Mexico Food Distributors. “We trust the direction Tattooed Chef will be taking the company and we wish them success in the future.”

Strategic Benefits

●	Diversifies Manufacturing Capabilities: The acquisition of Foods of New Mexico allows Tattooed Chef to expand further into the $20 billion Hispanic/Southwest Food sector and beyond, including frozen, refrigerated, and ambient products. Utilizing these new capabilities, the Company expects to launch Tattooed Chef branded products in additional categories.

●	Expands Production Capacity: Foods of New Mexico’s two facilities total 118,000 square feet and provides Tattooed Chef additional capacity to continue to innovate.

●	Accelerated Expansion Outside Frozen Food: Acquiring two existing facilities saves Tattooed Chef time and capital to move into other categories outside frozen food including snacks and other ambient products.

Outlook

For full year 2021, Tattooed Chef is updating its guidance and now expects:

●	Revenue in the range of $235 million to $242 million, an increase of 58 to 63% compared to 2020. This guidance excludes any revenue contribution from the Karsten facility which is currently not in operation. The Company expects to update guidance when production begins at that facility in the coming months.

●	Gross margin in the range of 20% to 25%

●	Adjusted EBITDA in the range of $2 million to $4 million

ABOUT TATTOOED CHEF

Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative and sustainably sourced plant-based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, and cauliflower pizza crusts, which are available in the frozen food sections of leading national retail food stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant-based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com.

ABOUT NEW MEXICO FOOD DISTRIBUTORS, INC.

Founded in 1987, Foods of New Mexico is a prepared food production company that produces ready-to-eat New Mexican food items both for retail and food service. Foods of New Mexico’s line of products continues to provide the recipes that have been handed down through generations of families. Foods of New Mexico products are complete farm crop-to-package integration and nationwide distribution network allows them to consistently deliver the highest quality foods with the greatest reliability standards in the food industry.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “trend,” “accelerate,” “expansion,” “new,” “leverage,” “continues,” “opportunities,” “next,” “increase,” “beyond,” “potential,” “growth,” “pipeline,” “guidance” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Tattooed Chef’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: uncertainty surrounding the ultimate success of Tattooed Chef’s e-commerce platform; the need to prove Tattooed Chef’s ability to build brand awareness and continue to launch innovative products; continued acceptance of Tattooed Chef branded products by new retail customers; Tattooed Chef’s ability to increase in-store count and points of distribution; the outcome of any legal proceedings that may be instituted against Tattooed Chef; competition and the ability of the business to grow and manage growth profitably; the ability to meet Nasdaq’s listing requirements; costs related to our recent business combination; anticipated but unpredictable increased costs associated with our transition to a public company; and other risks and uncertainties indicated from time to time in our annual report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”), including those under “Risk Factors” therein, and other factors identified in past and future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by the COVID-19 outbreak. Tattooed Chef undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

FOR MEDIA INQUIRIES:

Natania Reed

tattooedchef@praytellagency.com

FOR INVESTOR INQUIRIES:

Rachel Perkins-Ulsh

rachel@ulshir.com

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